Exhibit 99.1

n e w s r e l e a s e	Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com

FOR MORE INFORMATION CONTACT: Regina Nethery Humana Investor Relations (502) 580-3644 e-mail: Rnethery@humana.com

Tom Noland

Humana Corporate Communications

(502) 580-3674

e-mail: Tnoland@humana.com

Humana Reports Detailed First Quarter Financial Results;

Reaffirms Recent Full-year 2017 EPS Guidance Increase

•	1Q17 earnings per diluted common share (EPS) of $7.49 on a GAAP basis, $2.75 Adjusted EPS

•	Reaffirmed recent guidance raise for full-year 2017 EPS guidance of at least $16.91 GAAP, at least $11.10 Adjusted

•	Early metrics indicate strong start to 2017

LOUISVILLE, KY (May 3, 2017) – Humana Inc. (NYSE: HUM) today reported pretax results and reaffirmed its previously announced results per diluted common share for the quarter ended March 31, 2017 (1Q17) versus the quarter ended March 31, 2016 (1Q16) as follows:

Consolidated pretax income	1Q17 (a)	1Q16 (b)
In millions
Generally Accepted Accounting Principles (GAAP)	$1,689	$500
Net (gain) expenses associated with the terminated merger agreement (for 1Q17, primarily the break-up fee)	(947)	34
Amortization associated with identifiable intangibles	18	21
Guaranty fund assessment expense to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company)	54	—
Operating (income) losses associated with the Individual Commercial business	(63)	12
Adjusted (non-GAAP) – 1Q16 as recast	$751	$567

Diluted earnings per common share (EPS)	1Q17 (a)	1Q16 (b)
GAAP	$7.49	$1.68
Net (gain) expenses associated with the terminated merger agreement (for 1Q17, primarily the break-up fee)	(4.26)	0.21
Amortization associated with identifiable intangibles	0.08	0.09
Beneficial effect of lower effective tax rate in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial business impact	(0.52)	—
Guaranty fund assessment expense to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company)	0.23	—
Operating (income) losses associated with the Individual Commercial business	(0.27)	0.09
Adjusted (non-GAAP) – 1Q16 as recast	$2.75	$2.07

The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Consequently, management uses these non-GAAP financial measures as indicators of the company’s business performance, as well as for operational planning and decision making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this press release are in accordance with GAAP unless otherwise indicated.

“Our first quarter results strongly reinforce Humana’s strength as an independent company,” said Bruce D. Broussard, Humana’s President and Chief Executive Officer. “We believe that concentrating on what we do best – helping seniors with chronic conditions – solidly positions us to drive multi-year quality Medicare Advantage growth, while leveraging our Healthcare Services businesses to reduce costs and improve the clinical outcomes of this membership. Through integrating our health plans and Healthcare Services businesses more deeply and investing in clinical capabilities and physician partnerships, we’ve made great progress in measurably improving outcomes and reducing costs, while improving the member experience.”

The GAAP consolidated pretax income for 1Q17 of $1.69 billion rose $1.19 billion compared to GAAP consolidated pretax income of $500 million in 1Q16 primarily due to the net gain associated with the terminated merger agreement, mainly the break-up fee, and higher Retail segment earnings year over year.

The Adjusted consolidated pretax income for 1Q17 of $751 million rose $184 million, or 32 percent, versus $567 million in 1Q16 primarily reflecting the same factors impacting the GAAP comparison, while excluding the impact of the items detailed in the consolidated pretax income table above.

Further discussions of each segment’s financial results are included in the segment highlights below.

The year-over-year changes in GAAP EPS for 1Q17 reflected the same factors impacting the GAAP consolidated pretax income comparisons year over year as well as the beneficial effect of the lower effective tax rate in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the health insurance industry fee. The year-over-year changes in Adjusted EPS for 1Q17 reflected the same factors impacting the Adjusted consolidated pretax income comparisons year over year. In addition, year-over-year comparisons of both GAAP and Adjusted EPS are favorably impacted by a lower number of shares used to compute EPS, primarily reflecting share repurchases in 1Q17, including a previously announced accelerated stock repurchase program.

“As shown by our guidance raise last week, 2017 is off to a strong start,” said Brian A. Kane, Senior Vice President and Chief Financial Officer. “All of the company’s businesses performed well in the first quarter and early indicators are positive relative to management’s initial expectations around medical utilization.”

2017 Earnings Guidance

Humana today reaffirmed its recently raised GAAP and Adjusted EPS guidance for the year ending December 31, 2017 (FY17).

A reconciliation of GAAP to Adjusted EPS for the company’s FY17 projections as well as comparable numbers for the year ended December 31, 2016 (FY16) is shown below:

Diluted earnings per common share	FY17 Guidance (c)	FY16(d)
GAAP	At least $16.91	$ 4.07
Net (gain) expenses associated with the terminated merger agreement (for FY17, primarily the break-up fee)	(4.36)	0.64
Amortization of identifiable intangibles	0.31	0.32
Beneficial effect of lower effective tax rate in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial business impact	(2.15)	—
Reserve strengthening for the company’s non-strategic closed block of long-term care insurance business (e)	—	2.11
Guaranty fund assessment expense to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company)	0.24	—
Operating losses associated with the Individual Commercial business given the company’s exit on January 1, 2018 as previously disclosed	0.15	3.78
Adjusted (non-GAAP) – FY17 projected; FY16 as recast	At least $11.10	$10.92

Detailed press release

Humana’s full earnings press release including the statistical pages has been posted to the company’s Investor Relations site and may be accessed at http://phx.corporate-ir.net/phoenix.zhtml?c=92913&p=irol-IRHome or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).

Conference Call

Humana will host a conference call at 9:00 a.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings.

All parties interested in the audio only portion of the company’s 1Q17 earnings conference call are invited to dial 888-625-7430. No password is required. The audio-only webcast of the 1Q17 earnings call may be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.

For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at humana.com, approximately two hours following the live webcast. Telephone replays will also be available approximately two hours following the live event until midnight eastern time on July 3, 2017 and can be accessed by dialing 855-859-2056 and providing the conference ID #89800684.

Footnotes

(a)	1Q17 Adjusted results exclude the following:

•	Net gain from the termination of the merger agreement of approximately $947 million pretax, or $4.26 per diluted common share; includes the net break-up fee and transaction costs net of the tax benefit associated with certain expenses which were previously non-deductible; GAAP measures affected in this release include consolidated pretax income and EPS.

•	Amortization expense for identifiable intangibles of approximately $18 million pretax, or $0.08 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment pretax results (for each segment’s amount of such amortization).

•	The one-year beneficial effect of a lower effective tax rate of approximately $0.52 per diluted common share in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial business impact. GAAP measures affected in this release include consolidated EPS.

•	Guaranty fund assessment expense of approximately $54 million pretax, or $0.23 per diluted common share, to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company); GAAP measures affected in this release include consolidated pretax income, EPS, and consolidated operating costs ratio. Under state guaranty assessment laws, the company may be assessed (up to prescribed limits) for certain obligations to the policyholders and claimants of insolvent insurance companies that write the same line or lines of business as the company. On March 1, 2017, a court ordered the liquidation of Penn Treaty which triggered assessments from the state guaranty associations.

•	Operating earnings of approximately $63 million pretax, or $0.27 per diluted common share, for the company’s Individual Commercial business given the company’s planned exit on January 1, 2018, as previously disclosed. GAAP measures affected in this release include consolidated pretax income, EPS, consolidated revenues, consolidated benefit ratio and consolidated operating cost ratio.

(b)	1Q16 Adjusted results (recast) excludes the following:

•	Transaction and integration costs of $34 million pretax, or $0.21 per diluted common share, associated with the then-pending merger agreement; GAAP measures affected in this release include consolidated pretax income and EPS.

•	Amortization expense for identifiable intangibles of approximately $21 million, or $0.09 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment pretax results (for each segment’s amount of such amortization).

•	Operating losses of $12 million pretax, or $0.09 per diluted common share, for the company’s Individual Commercial business given the company’s planned exit on January 1, 2018, as previously disclosed. GAAP measures affected in this release include consolidated pretax income, EPS, consolidated revenues, consolidated benefit ratio and consolidated operating cost ratio.

(c)	FY17 Adjusted EPS projections exclude the following:

•	Net gain from the termination of the merger agreement of approximately $947 million pretax, or $4.36 per diluted common share; includes the net break-up fee and transaction costs net of the tax benefit associated with certain expenses which were previously non-deductible.

•	Amortization expense for identifiable intangibles of approximately $71 million pretax, or $0.31 per diluted common share.

•	The one-year beneficial effect of a lower effective tax rate of approximately $2.15 per diluted common share in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial business impact.

•	Guaranty fund assessment expense of approximately $54 million pretax, or $0.24 per diluted common share, to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company).

•	Operating losses of approximately $35 million pretax, or $0.15 per diluted common share, for the company’s Individual Commercial business given the company’s planned exit on January 1, 2018, as previously disclosed.

(d)	FY16 Adjusted EPS (recast) excludes the following:

•	Transaction and integration costs of $104 million pretax, or $0.64 per diluted common share, associated with the then-pending merger agreement.

•	Amortization expense for identifiable intangibles of approximately $77 million pretax, or $0.32 per diluted common share.

•	Pretax expenses of $505 million, or $2.11 per diluted common share, of reserve strengthening related to the company’s non-strategic closed block of long-term care insurance business. See related footnote (e).

•	Operating losses of $869 million pretax, or $3.78 per diluted common share, for the company’s Individual Commercial business given the company’s planned exit on January 1, 2018, as previously disclosed. Includes the write-off of receivables associated with the risk corridor premium stabilization program. See related footnote (f).

(e)	As noted above, in addition to previously-disclosed adjustments, EPS for FY16 included a strengthening of reserves for the company’s non-strategic closed block of long-term care business. In connection with its acquisition of KMG America in 2007, the company acquired a non-strategic closed block of long-term care insurance policies. These policies were sold between 1995 and 2005, of which approximately 30,800 remained in force as of December 31, 2016. During the fourth quarter of 2016, the company recorded a reserve strengthening for this closed block of policies as it determined the present value of future premiums, together with its existing reserves were not adequate to provide for future policy benefits. This adjustment primarily was driven by emerging experience indicating longer claims duration, a prolonged lower interest rate environment and an increase in policyholder life expectancies.

(f)	On November 10, 2016, the U.S. Court of Federal Claims ruled in favor of the government in one of a series of cases filed by insurers against the Department of Health and Human Services (HHS) to collect risk corridor payments, rejecting all of the insurer’s statutory, contract and Constitutional claims for payment. Prior to this decision, the company had maintained the receivable in previous periods in reliance upon the interpretation previously promulgated by HHS that the risk corridor receivables were obligations of the U.S. government. Given this court decision, however, the company’s conclusion with respect to the ultimate collectability of the receivable shifted, and accounting rules required that the receivable be written off. Land of Lincoln Mutual Health Insurance Company v. United States; United States Court of Federal Claims No. 16-744C.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•	The merger agreement with Aetna Inc. has affected and may in the future, materially and adversely affect the company’s results of operations, due to continuing liability for transaction costs, diverted management attention to transaction and integration planning efforts, customer uncertainty over when or if the merger would be completed, certain restrictions on the conduct of Humana’s business prior to termination of the merger agreement, and other uncertainties that have impaired Humana’s ability to retain, recruit and motivate key personnel.

•	If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves the company may establish, including premium deficiency reserves, may be insufficient. In addition, there can be no guarantees that operational measures Humana may take will successfully mitigate any negative effects of Star quality ratings for the 2018 bonus year, or that Humana will not experience a decline in membership growth for 2017 or 2018 as a result of the Company’s 2018 bonus year Star ratings.

•	If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives, state-based contract strategy, and its participation in the new health insurance exchanges, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products.

•	If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government) and governmental and internal investigations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•	As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates.

•	The Healthcare Reform Law, including The Patient Protection and Affordable Care Act and The Healthcare and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows. Additionally, potential legislative changes, including activities to repeal or replace, in whole or in part, the Health Care Reform Law, creates uncertainty for Humana’s business, and when, or in what form, such legislative changes may occur cannot be predicted with certainty.

•	Humana’s continued participation in the federal and state health insurance exchanges, which entail uncertainties associated with mix, volume of business and the operation of premium stabilization programs that are subject to federal administrative action, could adversely affect the company’s results of operations, financial position and cash flows.

•	Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2016;

•	Form 8-Ks filed during 2017.

About Humana

Humana Inc., headquartered in Louisville, Ky., is a leading health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. The company’s strategy integrates care delivery, the member experience, and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people we serve across the country.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at humana.com, including copies of:

•	Annual reports to stockholders

•	Securities and Exchange Commission filings

•	Most recent investor conference presentations

•	Quarterly earnings news releases

•	Calendar of events

•	Corporate Governance information